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EXHIBIT 3.27

ARTICLES OF CORRECTION

OF THE

ARTICLES OF INCORPORATION

OF

HUNTSMAN FAMILY CORPORATION

December 30, 1993

        In accordance with Section 16-10a-124 of the Utah Revised Business Corporation Act, Huntsman Family Corporation, a Utah corporation (the "Corporation"), hereby declares and certifies as follows:

          1.     The document to be corrected is the Articles of Incorporation of Huntsman Family Corporation, filed December 28, 1993 (the "Document"). A copy of the Document is attached hereto.

          2.     The "Acknowledgement of Registered Agent" on page 9 of the Document is incorrect because it provides that Brent M. Stevenson has been named, and agrees to act, as the registered agent of "Huntsman Eight Corporation," In fact, Brent M. Stevenson was named, and agreed to act, as the registered agent of the Corporation.

          3.     A corrected page 9 of the Document is attached to these Articles of Correction.

        IN WITNESS WHEREOF, these Articles of Correction have been executed by the Corporation on the date first written above.

Huntsman Family Corporation, a Utah corporation
	By	/s/ TERRY R. PARKER Terry R. Parker Vice President
Attest:
/s/ BRENT M. STEVENSON Brent M. Stevenson Secretary

        IN WITNESS WHEREOF, the undersigned, being the incorporators of the corporation, hereby execute these Articles of Incorporation and certify to the truth of the facts stated herein, this 28th day of December, 1993.

/s/ BRENT M. STEVENSON Brent M. Stevenson
/s/ TERRY R. PARKER Terry R. Parker
ACKNOWLEDGEMENT OF REGISTERED AGENT

The undersigned, Brent M. Stevenson, hereby acknowledges that he has been named as registered agent of Huntsman Family Corporation, a Utah corporation, to be formed pursuant to Articles of Incorporation of Huntsman Family Corporation to which this Acknowledgement of Registered Agent is attached, and hereby agrees to act as registered agent of said corporation.
/s/ BRENT M. STEVENSON Brent M. Stevenson

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ARTICLES OF CORRECTION OF THE ARTICLES OF INCORPORATION OF HUNTSMAN FAMILY CORPORATION December 30, 1993